Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

REPLIGEN APPOINTS OLIVIER LOEILLOT AS PRESIDENT AND

CHIEF COMMERCIAL OFFICER

WALTHAM, Mass., October 2, 2023 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today announced that it has appointed 20+ year industry veteran Olivier Loeillot to the newly created position of President and Chief Commercial Officer (CCO), effective immediately. Mr. Loeillot served a combined 12 years with Cytiva (a Danaher company) and GE Healthcare Life Sciences. In his most recent role at Cytiva, he served as Bioprocess President from 2018 to 2022, overseeing the overall Bioprocess portfolio from cell culture media to purification resins and including process equipment, single-use technologies and enterprise solutions. Prior to Cytiva, he worked for a combined 12 years with Lonza, advancing to Vice President Sales, Lonza Custom Manufacturing. Mr. Loeillot joins Repligen from his most recent role as Chief Executive Officer (CEO) of Ascensus Specialties, a manufacturer of specialty chemicals for use in the life sciences and pharmaceutical markets.

At Repligen, Mr. Loeillot will oversee all business units as well as the commercial organization, driving the commercial and corporate key account strategy and expanding the market impact of Repligen’s business units in bioprocessing, while collaborating with the company’s executive team in advancing the overall bioprocess growth plan.

Tony J. Hunt, Chief Executive Officer at Repligen, said, “We are delighted to welcome Olivier to our team at Repligen. His proven management and leadership experience in global bioprocessing markets strengthens our executive team and will enable us to reach the next level of growth for the company, as we expand our market footprint and execute on commercial and business strategies.”

Mr. Loeillot said, “I am excited to join Repligen, which has quickly become the innovation leader in bioprocessing. I look forward to applying my commercial and global business experience to the company, working closely with Tony and the rest of the executive team, to continue Repligen’s successful growth and to advance Repligen to the next stage of its development.”

During his tenure at Cytiva, and prior to being named Bioprocess President in 2018, Mr. Loeillot was instrumental in building and leading the Enterprise Solutions business, managing the Bioprocess ASIA business in Singapore, and directing the Genomics and Cellular Research division. During his time at Lonza AG he served as Vice President of Sales for the company’s Custom Manufacturing Business (Basel) after leading the Microbial Biopharmaceuticals group (Basel). Mr. Loeillot earned his Master’s degree in Chemistry in 1993 from the European High Institute of Chemistry (EHICS) of Strasbourg, France, and later completed a Master’s of Business Administration (MBA) program at CESMA Business School of EM Lyon.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the our company see our website at www.repligen.com, and follow us on LinkedIn.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements including, without limitation, statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks discussed from time to time in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update any forward-looking statements, except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

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